Testing the Waters Materials Related to Series #66KOUFAX

From the Rally App:

#66KOUFAX

'66 SANDY KOUFAX GAME-WORN JERSEY (SIGNED)

THIS INITIAL OFFERING IS COMING SOON!

CURRENT VALUE: $600,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

DETAILS GALLERY LEGAL

[Picture of Underlying Asset to be Added]

BECKETT LETTER OF AUTHENTICITY

Date:	August 19, 2021
Certification Number:	AB09097
Signer(s)/ Team Name:	Sandy Koufax
Item:	Jersey
Number of Signatures:	1

This letter will serve as a statement of authenticity for the following item:

Sandy Koufax Signed Jersey

After examination and consideration of multiple factors common to known exemplars of the signature(s), Beckett Authentication Services offers its opinion that the item is authentic.

As part of the authentication process, your authentic item has been assigned a unique alphanumeric certification number, which can be found on the tamper-evident label affixed to either the item or on this letter of authenticity. Each certification number can be verified at beckett-authentication.com.

On behalf of the Beckett Authentication Services Experts:

Steve Grad • Brian Sobrero • Charlie Price • Larry Studebaker

4635 McEwen Road, Dallas TX 75244 • 972.448.9188 • www.beckett-authentication.com • authentication@beckett.com

** Beckett Authentication Services has rendered the above opinion on the pictured item as of the date indicated on this letter. Beckett Authentication Services assumes no responsibility for any changes or alteration to this item after this date.*

#66KOUFAX | $600K

COMPARABLE ASSET VALUE

ASSET VALUE

+56.3%

TRANSACTIONS

2

The interactive Comparable Asset Value Chart (the “Chart”) plots historical sales of assets comparable to the Underlying Asset, showing price values on the vertical axis against time on the horizontal axis.  The prices reflected on the Chart are not adjusted for inflation.  Users of the Platform can opt to display varying ranges of time on the Chart’s horizontal axis, from one month to one year or longer to the extent such data are available.  If multiple comparable asset sales occurred on a single day, the Chart provides an average for that day.  By hovering over the points on the Chart, users can view price and date of sale represented by each point.  The table below sets forth the data points plotted in the Chart.

Comparable Asset	Date	Sale Price	Source/ Sale Venue
Sandy Koufax Game Worn & Signed Los Angeles Dodgers Home Jersey (MEARS A9.5)	5/18/2014	$268,664.00	SCP Auctions
Sandy Koufax Game Worn & Signed Los Angeles Dodgers Home Jersey (MEARS A9.5)	5/5/2018	$420,000.00	Goldin

#66KOUFAX | *Visuals*

Doctors advised Koufax to retire before the 1966 season. Instead, he decided to play through his painful injuries, winning his third Cy Young and third Triple Crown in his final season.

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#66KOUFAX

'66 SANDY KOUFAX GAME-WORN JERSEY (SIGNED)

COMING SOON

RSE Archive, LLC is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. "Share" or "Stock" refers to interests in a series of RSE Archive, LLC. This communication does not constitute a solicitation to purchase or an offer to sell securities - visit our website rallyrd.com for full terms & conditions. Full details and disclaimers on http://rallyrd.com/disclaimer.

DESCRIPTION OF SERIES 1966 SANDY KOUFAX JERSEY

Investment Overview

•Upon completion of the Series #66KOUFAX Offering, Series #66KOUFAX will purchase a 1966 Sandy Koufax Signed Dodgers Road Jersey graded MEARS A9.5 for Series #66KOUFAX (The “Series 1966 Sandy Koufax Jersey” or the “Underlying Asset” with respect to Series #66KOUFAX, as applicable), the specifications of which are set forth below.

•Sandy Koufax was a Hall of Fame professional baseball player who played 12 seasons in the MLB, winning an MVP, 3 World Series, 3 Triple Crowns (as a pitcher), 3 Cy Young awards, and led the MLB in ERA 5 times.

•In his final season in 1966, Koufax led the MLB in ERA with a career-best 1.73. He also led the MLB in complete games (27), games started (41), shutouts (5), innings pitched (323.0), strikeouts (317), and wins (27). Koufax was awarded his third Cy Young in four seasons as well as taking home the triple crown for the third time in four seasons.

•The Underlying Asset is a 1966 Sandy Koufax Signed Dodgers Road Jersey graded MEARS A9.5.

Asset Description

Overview & Authentication

•Sandy Koufax was born on December 30, 1935, in Brooklyn.

•Koufax was mainly focused on basketball growing up, only joining the baseball team his senior year of high school, though he played first base.

•In 1953, Koufax attended the University of Cincinnati and walked on to their basketball team.

•Koufax also played for Cincinnati’s baseball team. According to SABR: “The team lacked pitchers, so Koufax volunteered to help out. He threw hard but was so wild that catchers wanted no part of him… He finished his first college season with a record of 3-1, 51 strikeouts and 30 walks in 31 innings. He caught the eye of major-league scouts.”

•On December 14, 1954, Koufax signed with the Dodgers for a $14,000 bonus and a $6,000 salary.

•Koufax made his debut at age 19 on June 24, 1955.

•In October 1959, Koufax pitched 9 innings and allowed 1 earned run in the World Series, earning his first World Series title.

•According to SABR: “It’s often observed that the two halves of Koufax’s 12-year career stand in stark contrast. From 1955 through 1960, he won 36 and lost 40, with 405 walks in 691⅔ innings. His ERA was 4.10. But Koufax burst into prominence in 1961, winning 18 games and leading the National League with 269 strikeouts.”

•Koufax made his first All Star Game in 1961 at age 25.

•In April 1962, Koufax suffered an injury to his index finger while batting, which would develop into a numbness and eventually a blood clot. Doctors considered amputation at one point.

•During the 1963 season, Koufax won his first Cy Young and was named MVP. He led the MLB in wins (25), ERA (1.88), shutouts (11), and strikeouts (306). He won his first of three Triple Crowns

•In October 1963, Koufax and the Dodgers swept the Yankees to win his second World Series. Koufax started and won two complete games, allowing a total of three earned runs over 18 innings and striking out 23. Koufax was named World Series MVP.

•According to SABR: “With his perfect game at Dodger Stadium on September 9, 1965, Koufax became the first major-league pitcher to throw a fourth no-hitter, surpassing Bob Feller.”

•Before the 1966 season, doctors advised Koufax to retire.

•During the 1966 season, Koufax began to struggle with traumatic arthritis in his elbow. According to SABR: “By the end of the 1966 season, Koufax’s left arm was bent at a 22.5-degree angle and the bone spurs in the elbow had grown to almost a quarter-inch. Every pitch would bring pain. Combing his hair had become a painful effort. He had his suit jackets retailored so that the malformation of his left arm would be hidden.”

•According to SABR: “During his last five seasons, 1962-1966, Koufax ascended to a new level — one of the best peak periods from any pitcher ever (though he did benefit from a notably pitcher-friendly home park in Dodger Stadium).”

•At the time of his induction in August 1972, Koufax had received the most votes ever for admission to the Hall of Fame (344).

•Koufax was the first player to win three Cy Youngs

•Koufax was nicknamed “The Left Arm of God.”

•The Underlying Asset has been authenticated by Memorabilia Evaluation and Research Services (MEARS) and issued a grade of A9.5 with certification number 318066.

Notable Features

•The Underlying Asset is a 1966 Sandy Koufax Signed Dodgers Road Jersey graded MEARS A9.5.

•The Underlying Asset was worn by Koufax during the 1966 regular season.

•The Underlying Asset exhibits moderate to heavy wear and shows no history of repairs.

•The Underlying Asset is autographed by Sandy Koufax.

•The Underlying Asset is 1 of 2 1966 Sandy Koufax Game-Worn Jerseys deemed authentic by MEARS and is the single highest graded example.

Notable Defects

•The Underlying Asset’s condition is consistent with that of its authenticity grade from MEARS.

Details

Series 1966 Sandy Koufax Jersey
Sport	Baseball
Professional League	MLB
Player	Sandy Koufax
Team	Los Angeles Dodgers
Year / Season	1966
Memorabilia Type	Game-Used Jersey
Manufacturer	Rawlings
Model	Dodgers Road Jersey
Size (Jersey)	44
Signature	Sandy Koufax
Authentication	MEARS
Grade	A9.5
Certification No.	318066

Letter of Authenticity	Sports Investors Authentication
Certification No.	210828G1

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1966 Sandy Koufax Jersey going forward.